                                                          Exhibit 99.(d)(2)


                                             AMENDMENT TO THE AGREEMENT
                                    AND PLAN OF MERGER (this "Amendment"), dated
                                 as of June 27, 2001, by and among DATA RESEARCH
                                   ASSOCIATES, INC., a Missouri corporation (the
                                    "Company"), SIRSI HOLDINGS CORP., a Delaware
                                  corporation ("Parent") and MCGUIRE ACQUISITION
                                     INC., a Delaware corporation ("Purchaser").

          WHEREAS, the Company, Parent and Purchaser (collectively, the "Parties") are parties to the Agreement and Plan of Merger, dated as of May 16, 2001 (the "Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement; and

          WHEREAS, the Parties have determined that it is in each of their respective best interests to amend the Agreement as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. RECEIPT OF FINANCING LETTERS.

        (a) Section 8.1(c)(i) of the Agreement is hereby amended by deleting the reference to "thirtieth (30th)" in the first line thereof and replacing it with "fortieth (40th)".

        (b) Section 8.1(d)(iv) of the Agreement is hereby amended by deleting the reference to "thirtieth (30th)" in the first line thereof and replacing it with "fortieth (40th)".

     Section 2. COMMENCEMENT OF OFFER.

        (a) Section 8.1(b)(ii) of the Agreement is hereby amended by deleting the reference to "fortieth (40th)" in the first line thereof and replacing it with "fiftieth (50th)".

        (b) Section 8.1(d)(i) of the Agreement is hereby amended by deleting the reference to "fortieth (40th)" in the third line thereof and replacing it with "fiftieth (50th)".

     Section 3. NO OTHER AMENDMENTS. Except as expressly provided in this Amendment, each of the terms and provisions of the Agreement shall remain in full force and effect in accordance with their terms. The amendments set forth herein are limited precisely as written and shall not be deemed to be an amendment or waiver to any other term or condition of the Agreement or any of the documents referred to therein. Whenever the Agreement is referred to herein in any other agreements, documents and instruments, such reference shall be to the Agreement as amended hereby.

     Section 4. REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Each Party hereby represents and warrants: (i) the execution, delivery and performance of this Amendment is within its corporate power, has been duly authorized by all necessary action and is not in contravention of any of its organizational documents; (ii) this Amendment has been duly executed and delivered by such Party; and (iii) this

Amendment constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

     Section 5. FURTHER ASSURANCES. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and documents and to take all such actions, in each case as may be necessary or proper to carry out the provisions and purposes of this Amendment.

     Section 6. NOTICES. All notices or other communications pursuant to this Amendment shall be in writing and shall be deemed to be sufficient if delivered to those individuals and in the manner specified in Section 9.4 of the Agreement.

     Section 7. COUNTERPARTS AND FACSIMILE EXECUTION; EFFECTIVENESS. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Amendment by such party.

     Section 8. GOVERNING LAW; WAIVER OF JURY TRIAL. All questions concerning the construction, interpretation and validity of this Amendment shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Amendment, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

                                  * * * * *

          IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.



                               DATA RESEARCH ASSOCIATES, INC.


                               By  /s/  Michael Mellinger
                                   -------------------------------------
                                   Name:  Michael Mellinger
                                   Title: President, Chief Executive Officer


                               MCGUIRE ACQUISITION INC.


                               By  /s/  Pat Sommers
                                   -------------------------------------
                                   Name:  Pat Sommers
                                   Title: President, Chief Executive Officer


                               SIRSI HOLDINGS CORP.


                               By  /s/  Pat Sommers
                                   -------------------------------------
                                   Name:  Pat Sommers
                                   Title: President, Chief Executive Officer



                                       3